Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to the Asset Purchase Agreement (the “First Amendment”) is dated January 4, 2024, and made by and among Aditxt, Inc., a corporation organized under the laws of the State of Delaware (“Parent”), Pearsanta, Inc., a corporation organized under the laws of the State of Delaware (“Pearsanta”) (collectively, Parent and Pearsanta, the “Purchaser Parties”), and MDNA Life Sciences, Inc., a corporation organized under the laws of the State of Delaware (the “Company”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Purchase Agreement (as such term is defined hereunder).

RECITALS:

WHEREAS, the Purchaser Parties and the Company entered into an Asset Purchase Agreement dated December 17, 2023, pursuant to which Pearsanta agreed to purchase the Acquired Assets from Company on the Closing Date (the “Purchase Agreement”); and

WHEREAS, the Parties have each determined that an amendment to the Purchase Agreement is necessary and appropriate under the circumstances.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

The parties hereto, intending to be legally bound, agree as follows:

1.	Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

a.	Annex I – Certain Definitions – is hereby amended and restated as follows:

i.	The defined term “Closing Working Capital Payment” is hereby deleted in its entirety.

ii.	The defined term “Transition Services Agreement” is hereby amended by replacing “$2,200,000” with “$3,200,000”.

iii.	The defined term “Upfront Working Capital Payment” is hereby deleted in its entirety.

b.	Section 2.2(b)(i) of the Purchase Agreement is hereby amended and restated as follows:

“Parent shall issue or cause to be issued, as applicable, the Aggregate Equity Consideration to the Company in the amounts set forth on Exhibit A at Closing.”

c.	Section 2.3(d), Section 2.2(e), Section 2.7, Section 7.1(g), and Section 8.5(a)(iii) are hereby deleted in their entirety.

d.	Exhibit A is hereby amended and restated as follows:

Company	Amount of Parent Shares	Amount of Shares Underlying Parent Warrants	Amount of Pearsanta (Preferred) Shares
MDNA Life Sciences, Inc.	50,000	50,000	5,000

2.	Except as expressly modified by this First Amendment, all other terms of the Purchase Agreement are hereby ratified and shall remain in full force and effect.

3.	This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. A facsimile, e-mail, or DocuSign copy of this First Amendment and any signatures hereon shall be considered for all purposes as original.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date set forth above.

PARENT:	ADITXT, INC.

	By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer

PEARSANTA:	PEARSANTA, INC.

	By:	/s/ Ernie Lee
	Name:	Ernie Lee
	Title:	Chief Executive Officer

[Signature Page to First Amendment to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed and caused this First Amendment to be executed and delivered on the date first above written.

THE COMPANY:	MDNA LIFE SCIENCES, INC.

	By:	/s/ Chris Mitton
	Name:	Chris Mitton
	Title:	President and Chief Executive Officer

[Signature Page to First Amendment to Asset Purchase Agreement]